Exhibit 1.1

BECKMAN COULTER, INC.

COMMON STOCK, PAR VALUE $0.10 PER SHARE

UNDERWRITING AGREEMENT

May 19, 2009

May 19, 2009

To the Representatives named in Schedule I hereto

for the Underwriters named

in Schedule II-A hereto

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

and	Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Beckman Coulter, Inc., a Delaware corporation (the “Company”) and each of Morgan Stanley & Co. Incorporated (“Morgan Stanley”), in its capacity as agent for the MS Forward Counterparty (as defined below), and Goldman, Sachs & Co. (“Goldman, Sachs” and, together with Morgan Stanley, the “Forward Sellers”), in its capacity as agent for the GS Forward Counterparty (as defined below), at the request of the Company in connection with the Forward Agreements (as defined below) confirm their respective agreements with you and each of the other Underwriters named in Schedule II-A hereto (collectively, the “Underwriters”) with respect to (i) the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth in Schedules II-B and II-A and (ii) the grant by the Forward Sellers or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any part of the additional shares of Common Stock set forth in Schedule I (the “Additional Shares”) to cover over-allotments, if any.

As used herein, “Forward Agreements” means each of (a) the letter agreement dated the date hereof between the Company and Morgan Stanley & Co. International plc (the “MS Forward Counterparty”), acting through Morgan Stanley as agent, and (b) the letter agreement dated the date hereof between the Company and Goldman, Sachs (the “GS Forward Counterparty” and, together with the MS Forward Counterparty, the “Forward Counterparties”), in each case each relating to the forward sale by the Company, subject to the Company’s right to elect Physical Settlement, Cash Settlement or

Net Share Settlement (as each such term is defined in the relevant Forward Agreement), of a number of shares of common stock, par value $0.10 per share, of the Company (“Common Stock”) equal to the number of shares of Common Stock to be sold by the Forward Counterparty’s affiliated Forward Seller pursuant to this Agreement. The shares of Common Stock to be borrowed and sold by the Forward Sellers to the Underwriters as set forth in Schedule I are referred to as the “Firm Shares.” The Firm Shares of Common Stock to be purchased by the Underwriters and all or any part of the Additional Shares as set forth in Schedule I are hereinafter called, collectively, the “Shares.”

Morgan Stanley and Goldman, Sachs are acting as representatives (the “Representatives”) of the several Underwriters in connection with the offering and sale of the Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated November 12, 2008 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Basic Prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall in each case include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration

Statement. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, each Forward Seller and each Forward Counterparty that:

(a) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representation and warranty does not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and, to the Company’s knowledge, no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration

Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus did not, at 5:15 p.m. EDT on the date hereof, and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(e) The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

the other financial information contained in any preliminary prospectus and the Prospectus under the heading Summary Financial Data has been derived from the accounting records of the Company and its subsidiaries (other than the as adjusted information, which has been computed based on (i) the accounting records of the Company and (ii) the assumptions relating to the transactions contemplated in such preliminary prospectus and the Prospectus) and presents fairly the information shown thereby.

(f) Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries taken as a whole.

(g) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses as described in the Time of Sale Prospectus, as applicable, requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Master Purchase Agreement, dated as of February 27, 2009 (the “Purchase Agreement”) between the Company and Olympus Corporation has been duly authorized, executed and delivered by the Company.

(j) The Company has full right, power and authority to execute and deliver this Agreement, each Forward Agreement and any Additional Forward Agreement (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(m) The Shares (if any) to be purchased by each Forward Counterparty from the Company pursuant to each Forward Agreement and any Additional Forward Agreement, whether pursuant to Physical Settlement or Net Share Settlement (each as defined in such Forward Agreement or Additional Forward Agreement, as applicable), as a result of an Acceleration Event (as defined in such Forward Agreement or Additional Forward Agreement, as applicable) or otherwise, have been duly and validly authorized and reserved for issuance and sale to such Forward Counterparty pursuant to such Forward Agreement or Additional Forward Agreement, as applicable, and, when issued and delivered by the Company, in accordance with the provisions of such Forward Agreement or Additional Forward Agreement, as applicable, against payment of the consideration set forth therein, will be duly and validly issued, fully paid and non-assessable; and the issuance of such Shares will not be subject to any preemptive or similar rights.

(n) The Shares (if any) to be purchased by the Underwriters from the Company pursuant to Sections 3(a)(ii)(B) or Section 12 hereto have been duly and validly authorized and, if issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(o) Each Forward Agreement has been, and each Additional Forward Agreement will be, duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(p) Each Transaction Document conforms in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) The Shares conform in all material respects to the description thereof contained in the Prospectus under the heading “Description of Common Stock.”

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, of any term in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(s) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not contravene (i) the provisions of the charter or bylaws of the Company; (ii) the provisions of the charter or bylaws or similar organizational documents of any of the Company’s subsidiaries; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iv) any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflict, breach, violation or default that would not, singly or in the aggregate, have a Material Adverse Effect.

(t) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(u) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a

Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(v) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds, if any, upon settlement of the Forward Agreements and any Additional Forward Agreements, or in connection with any sale of Shares pursuant to Section 3(a)(ii)(B) or Section 12, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” and will not be an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w) The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign governmental or regulatory authorities that are necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including, without limitation, all necessary U.S. Food and Drug Administration (the “FDA”) and applicable foreign governmental and regulatory agency approvals, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and have no knowledge of any event or condition that would reasonably be expected to result in any such notice and (A) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of clauses (i) and (A) above, (A) as disclosed in the Registration Statement or any preliminary prospectus, or (B) for any such failure to comply, or failure to receive required permits, licenses certificates or other authorizations or approvals, or cost or liability, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) KPMG LLP, who have opined on certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(z) (i) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) currently employed by them in the connection with the business now operated by them; and (ii) the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any asserted rights of others, except, in the case of this clause, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Except for the Purchase Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(bb) Neither the Company nor any affiliate of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares.

(cc) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, other than as disclosed in the Company’s reports filed with the SEC pursuant to the Exchange Act (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Representations and Warranties of the Forward Sellers. Each of the Forward Sellers severally represents and warrants to each Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at the Option Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Shares.

(b) The applicable Forward Agreement has been duly authorized, executed and delivered by the Forward Counterparty that is an affiliate of such Forward Seller and constitutes a valid and binding agreement of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c) Such Forward Seller will, at the Closing Date and the Option Closing Date, have the free and unqualified right to transfer the Shares to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Agreements to Sell and Purchase.

(a) (i) On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Forward Seller and the Company (with respect to any Shares sold pursuant to Section 12 hereof), severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from each Forward Seller and the Company (with respect to any Shares sold pursuant to Section 12 hereof) the respective numbers of Firm Shares set forth opposite its name in Schedule II-A hereto at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

(ii) The Underwriters shall have the right to purchase, pursuant to clause (A) or clause (B) below, as applicable, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Additional Shares (such reduced Purchase Price, the “Option Purchase Price”). The Representatives may exercise this right on behalf of the Underwriters in whole or in part by giving written notice not later than thirty (30) days after the date of the Prospectus. Any exercise notice shall specify the aggregate number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (the “Option Closing Date”). The Option Closing Date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Following delivery of an exercise notice:

(A) The Company may, in its sole judgment, within one business day after such notice is given, execute and deliver to the applicable Forward Seller an additional forward agreement in the form attached hereto as Annex B with each Forward Counterparty (each such agreement, an “Additional Forward Agreement”) with respect to a number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Additional Forward Shares set forth opposite the name of such Forward Counterparty’s affiliated Forward Seller in Schedule II-B bears to the total number of Additional Forward Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine). Upon execution and delivery of an Additional Forward Agreement, the applicable Forward Counterparty shall promptly execute and deliver such Additional Forward Agreement to the Company, and upon such execution and delivery, and on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the affiliated Forward Seller and the Company (with respect to any Shares sold pursuant to Section 12 hereof), severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from such Forward Seller and the Company (with respect to any Shares sold pursuant to Section 12 hereof) such Additional Shares at the Option Purchase Price.

(B) To the extent the Company does not timely execute and deliver one or both of the Additional Forward Agreements pursuant clause (A) above, then on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the several Underwriters the number of Additional Shares underlying the Additional Forward Sale Agreement(s)

that were not so executed and delivered, and each Underwriter, agrees, severally and not jointly, to purchase from the Company such number of Additional Shares at the Option Purchase Price.

(iii) Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On the Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase from the Company or the Forward Sellers, as applicable, the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares as the number of Firm Shares set forth opposite its name in Schedule II-A hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares.

(b) If all of the conditions to effectiveness set forth in Section 3 of the Forward Agreements are not satisfied on or prior to the Closing Date, each Forward Seller, individually, in its sole judgment, may choose not to borrow and deliver for sale the Firm Shares. In addition, in the event that, in the commercially reasonable judgment of a Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Firm Shares deliverable by such Forward Seller or if, in such Forward Counterparty’s commercially reasonable judgment, its affiliated Forward Seller would entail a stock loan cost in excess of a rate equal to 200 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(c) To the extent that the Company has entered into an Additional Forward Agreement with a Forward Counterparty pursuant to Section 3(a)(ii)(A), if (i) the representations and warranties of the Company contained in Section 1 hereto are not true and correct as of the Option Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Option Closing Date and (iii) the conditions set forth in Section 6 hereto have not been satisfied (clauses (i)–(iii), together, the “Option Conditions”), then the affiliated Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale the Additional Shares underlying such Additional Forward Agreement. In addition, in the event that, in the commercially reasonable judgment of such Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Additional Shares underlying such Additional Forward Agreement or if, in such Forward Counterparty’s commercially reasonable judgment, its affiliated Forward Seller would entail a stock loan cost in excess of a rate equal to 200 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(d) If a Forward Seller (i) does not, pursuant to Section 3(b), borrow and deliver for sale the total number of Firm Shares set forth opposite its name in Schedule I hereto or (ii) to the extent that its affiliated Forward Counterparty has entered into an Additional Forward Agreement with the Company pursuant to Section 3(a)(ii)(A), does not, pursuant to Section 3(c), borrow and deliver for sale the total number of Additional Shares underlying such Additional Forward Agreement, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date or the Option Closing Date, as the case may be.

4. Public Offering. The Company and each Forward Seller are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company and each Forward Seller are further advised by the Representatives that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5. Payment and Delivery. Payment for the Firm Shares shall be made to each Forward Seller (or, in the case of delivery by the Company in accordance with Section 12, to the Company) in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Additional Shares (if any) shall be made to each Forward Seller (or, in the case of delivery by the Company pursuant to Section 3(a)(ii)(B) or Section 12, to the Company) in Federal or other funds immediately available in New York City on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Representatives.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Obligations of the Underwriters and the Forward Sellers. The several obligations of each Underwriter to purchase the Firm Shares or the Additional Shares, and the obligations of each Forward Seller to deliver and sell the Firm Shares or the Additional Shares to the Underwriters, are subject to the performance by the Company of its covenants and obligations hereunder and to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus; and

(iii) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each free writing prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a free writing prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Sellers and the Forward Counterparties.

(b) The representations and warranties of the Company contained herein shall be true and correct at the time when sales of the Shares were first made and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Sellers and the Forward Counterparties.

(c) The Representatives, the Forward Sellers and the Forward Counterparties shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 1(b) and 1(c) and are true and correct, (ii) confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder and (iii) to the effect set forth in Sections 6(a) and 6(b) above.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) (i) The Representatives, the Forward Sellers and the Forward Counterparties shall have received on the Closing Date or the Option Closing Date, as the case may be, the written opinion and Section 11/12 Statement of Latham & Watkins LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, in form and substance reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Counterparties, to the effect set forth in Annex A-1 hereto; (ii) the general counsel for the Company shall have furnished to the Representatives, the Forward Sellers and the Forward Counterparties, at the request of the Company, his written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, in form and substance reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Counterparties, to the effect set forth in Annex A-2 hereto; and (iii) the in-house intellectual property counsel for the Company shall have furnished to the Representatives, the Forward Sellers and the Forward Counterparties, at the request of the Company, his written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, in form and substance reasonably satisfactory to the

Representatives, the Forward Sellers and the Forward Counterparties, to the effect set forth in Annex A-3 hereto;

(e) The Representatives, the Forward Sellers and the Forward Counterparties shall have received on the Closing Date shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, the written opinion and Section 11/12 Statement of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives, the Forward Sellers and the Forward Counterparties may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

The opinion of counsel for the Company described in Section 6(d) above shall be rendered to the Representatives, the Forward Sellers and the Forward Counterparties at the request of the Company and shall be stated therein.

(f) The Representatives, the Forward Sellers and the Forward Counterparties shall have received, on each of the date hereof and the Closing Date or the Option Closing Date, as the case may be, a letter dated the date hereof or the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Counterparties, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date shall use a “cut-off date” no more than three business days prior to the Closing Date or the Option Closing Date, as the case may be, and (i) on the date of this Agreement, KPMG AZSA & Co. shall have furnished to the Representatives, the Forward Sellers, and the Forward Counterparties, at the request of the Company and Olympus Corporation, a letter pursuant to AT Section 201, Agreed-Upon Procedures Engagements, naming the Representatives, the Forward Sellers and the Forward Counterparties as “specified parties” within the meaning of such attestation standard, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or the Option Closing Date, as the case may be.

(h) The Shares reserved for listing upon issuance following Physical Settlement or Net Share Settlement (as such terms are defined in each Forward Agreement and any Additional Forward Agreement) of each Forward Agreement and any Additional Forward Agreement and the Shares (if any) to be sold by the Company pursuant to Section 3(a)(ii)(B) or Section 12 hereto have been approved for listing on the New York Stock Exchange (the “NYSE”).

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(j) The Representatives, the Forward Sellers and the Forward Counterparties shall have received on and as of the Closing Date or as of the Option Date, as the case may be, satisfactory evidence of the good standing of the Company and the subsidiary listed on Schedule III hereto in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives, the Forward Sellers and the Forward Counterparties such further certificates and documents as the Representatives, the Forward Sellers and the Forward Counterparties may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter, each Forward Seller and each Forward Counterparty as follows:

(a) To furnish to the Representatives, upon their request, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each other Underwriter, the Forward Sellers and the Forward Counterparties a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to each Underwriter, each Forward Seller and each Forward Counterparty in New York City, without charge, prior to 10:00 a.m. on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as such Underwriter, Forward Seller or Forward Counterparty may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, in each case, with respect to the Shares, to furnish to the Underwriters, the Forward Sellers and the Forward Counterparties a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement without the prior written consent of the Representatives.

(c) To furnish to the Underwriters, the Forward Sellers and the Forward Counterparties a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company with respect to the Shares, and not to use or refer to any proposed free writing prospectus without the prior written consent of the Representatives.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Representatives, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Sellers and the Forward Counterparties

and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Representatives the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Sellers and the Forward Counterparties and to such dealers as may be designated by the Representatives and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(g), (ii) file any general consent to service of process, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) make any changes to its certificate of incorporation or by-laws.

(h) To make generally available to the Company’s security holders, the Representatives, the Forward Sellers and the Forward Counterparties as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To apply the net proceeds, if any, from the settlement of each Forward Agreement, any Additional Forward Agreement or any sale of the Shares pursuant to Section 3(a)(ii)(B) or Section 12 as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(j) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) To use its commercially reasonable efforts to list, subject to notice of issuance, the Shares issued following Physical Settlement or Net Share Settlement (as such terms are defined in each Forward Agreement and any Additional Forward Agreement, as applicable) of each Forward Agreement, any Additional Forward Agreement and the Shares (if any) to be sold by the Company pursuant to Section 3(a)(ii)(B) or Section 12 on the NYSE.

(l) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, and to file any free writing prospectus to the extent required by Rule 433 under the Securities Act.

(m) Pursuant to reasonable procedures developed in good faith, to retain copies of each free writing prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated except as set forth in Section 10, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, the Forward Sellers, the Forward Counterparties and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Forward Sellers, the Forward Counterparties and the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., if any, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and travel and lodging expenses of the representatives and officers of the Company, (ix) the document production charges and expenses associated with printing this Agreement, (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (xi) all fees and expenses, if any, incident to the transactions contemplated by the Forward Agreements and any Additional Forward Agreements. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below and as otherwise provided in the Forward Agreements and any Additional Forward Agreements, the Underwriters, the Forward Sellers and the Forward Counterparties will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(o) To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

The Company also agrees that, without the prior written consent of the Representatives with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder and under the Forward Agreements and any Additional Forward Agreements, (b) the grant or issuance by the Company of employee or director stock options or restricted stock in the ordinary course of business pursuant to plans currently in existence, which plans have been disclosed in writing the Underwriters prior to the date hereof or (c) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company that it has not and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless, without duplication, each Underwriter, each Forward Seller and each Forward Counterparty, each person, if any, who controls such Underwriter, Forward Seller or Forward Counterparty within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of such Underwriter, Forward Seller or Forward Counterparty within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter, Forward Seller or Forward Counterparty furnished to the Company in writing by such Underwriter, Forward Seller or Forward Counterparty through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each Forward Seller and each Forward Counterparty and their respective officers, directors, employees, agents and representatives, each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter, Forward Seller or Forward Counterparty through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood that the only such information furnished by the Underwriters, the Forward Seller and the Forward Counterparties consists of the following: the language contained in the first full paragraph under the caption “Underwriting—Discounts and commissions” in the Time of Sale Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such firm for any Underwriter, Forward Seller or Forward Counterparty, their respective officers, directors, employees, agents and representatives, any control persons of such Underwriter, Forward Seller or Forward Counterparty within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate of such Underwriter Forward Seller or Forward Counterparty within the meaning of Rule 405 under the Securities Act, shall be designated in writing by the Representatives authorized to appoint counsel under this Section set forth in Schedule I hereto, and any such firm for the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company (which benefits shall include the proceeds that would be received by the Company upon Physical Settlement (as such term is defined in the Forward Agreements or the Additional Forward Agreements, as applicable) of the Forward Agreements and any Additional Forward Agreements on the Closing Date or the Option Closing Date, as applicable), the Forward Sellers and the Underwriters in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which benefits shall include the proceeds that would be received by the Company upon Physical Settlement (as such term is defined in the Forward Agreements or the Additional Forward Agreements, as applicable) of the Forward Agreements and any Additional Forward Agreements on the Closing Date or the Option Closing Date, as applicable), the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, and the spread received by the Forward Sellers, net of any costs associated therewith, as reasonably determined by the Forward Counterparties, bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company, the Forward Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Forward Sellers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company, the Forward Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters, on the one hand, or the Forward Sellers, on the other, were treated as a single entity, respectively, for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and, no Forward Seller shall be required to contribute any amount in excess of the amount by which the spread received by the Forward Sellers, net of any costs associated therewith, as reasonably determined by the Forward Counterparties, exceeds the amount of any damages that such Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, Forward Seller or Forward Counterparty or any person controlling any Underwriter, Forward Seller or Forward Counterparty or any affiliate of any Underwriter, Forward Seller or Forward Counterparty or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and each Forward Seller, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II-A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case any of the Representatives, the Company or each Forward Seller shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on the Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on the Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If (i) this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 10(ii), (ii) the Company fails or refuses to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company is unable to perform its obligations under this Agreement, or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement other than due to a termination pursuant to Section 10(i), Section

Section 10(iii), Section 10(iv), Section 10(v) or the immediately preceding paragraph, the Company will reimburse the Underwriters and the Forward Sellers (without duplication) or such Underwriters and Forward Sellers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters and Forward Sellers in connection with this Agreement or the offering contemplated hereunder.

12. Additional Issuance and Sale by the Company. (a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Agreement entered into pursuant to Section 3(a)(ii)(A), all the Option Conditions are not satisfied on the Option Closing Date, as the case may be, and a Forward Seller elects, pursuant to Section 3(b) or Section 3(c), not to deliver the Firm Shares or the Additional Shares, as applicable, or (ii) in the commercially reasonable judgment of a Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Firm Shares or Additional Shares deliverable by such Forward Seller hereunder or if, in the Forward Counterparty’s commercially reasonable judgment, its affiliated Forward Seller would entail a stock loan cost in excess of a rate equal to 200 basis points per annum to borrow all of the Firm Shares and Additional Shares deliverable by such Forward Seller hereunder, the Company shall issue and sell in whole but not in part a number of shares of Common Stock equal to the number of shares that such Forward Seller does not deliver. The Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(b) A Forward Seller shall have no liability whatsoever for any Shares it does not deliver to the Underwriters or any other party if such Forward Seller (i) elects, pursuant to Section 3(b) or Section 3(c) not to deliver Shares because all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement or the Option Conditions, as applicable, have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Shares it is required to deliver hereunder or if, in the affiliated Forward Counterparty’s commercially reasonable judgment, it would entail a stock loan cost in excess of a rate equal to 200 basis points per annum to borrow all of the Firm Shares or Additional Shares, as the case may be, deliverable by such Forward Seller hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters, the Forward Sellers and the Forward Counterparties have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters, the Forward Sellers and the Forward Counterparties owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters, the Forward Sellers and the Forward Counterparties may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters, the Forward Sellers and the Forward Counterparties arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt. Notice to the Underwriters and each Forward Seller shall be delivered, mailed or sent to the Representatives at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Beckman Coulter, Inc.

By:	/s/ Charles P. Slacik
Name: Charles P. Slacik
Title: Senior Vice President & Chief Financial Officer

Morgan Stanley & Co. Incorporated Acting in its capacity as Forward Seller and as agent for Morgan Stanley & Co. International plc

By:	/s/ John D. Tyree
Name: John D. Tyree
Title: Managing Director

Goldman, Sachs & Co. Acting in its capacity as Forward Seller

By:	/s/ Goldman, Sachs & Co.
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II-A hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ John D. Tyree
Name: John D. Tyree
Title: Managing Director

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Name:
Title:

SCHEDULE I

Representatives:

Representatives authorized to release lock-up under Section 7:	Morgan Stanley & Co. Incorporated Goldman, Sachs & Co.

Representatives authorized to appoint counsel under Section 9(c):	Morgan Stanley & Co. Incorporated Goldman, Sachs & Co.

Registration Statement File No.:	333-155275

Time of Sale Prospectus

1.      Prospectus dated November 12, 2008 relating to the Shelf Securities

2.      the preliminary prospectus supplement dated May 18, 2009 relating to the Shares

3.      the final term sheet attached hereto as Schedule IV

Lock-up Restricted Period:	90 days

Title of Shares to be purchased:	Common stock, par value $0.10 per share

Number of Firm Shares:	4,500,000

Number of Additional Shares	450,000

Purchase Price:	$50.74750 a share

Initial Public Offering Price	$53.00000 a share

Selling Concession:	$1.19250 a share

Closing Date and Time:	May 26, 2009 10:00 a.m. EDT

Closing Location:	Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025

I-1

Addresses for Notices to Underwriters and Forward Sellers:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 Goldman, Sachs & Co. 85 Broad Street New York, New York 10004

Address for Notices to the Company:	Beckman Coulter, Inc. 4300 N. Harbor Boulevard Fullerton, California 92834-3100

I-2

SCHEDULE II-A

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	1,912,500
Goldman, Sachs & Co.	1,912,500
Citigroup Global Markets Inc.	337,500
J.P. Morgan Securities Inc.	337,500

Total:	4,500,000

SCHEDULE II-B

Forward Seller	Number of Forward Shares to be Sold	Number of Additional Forward Shares to be Sold
Morgan Stanley & Co. Incorporated	2,250,000	225,000
Goldman, Sachs & Co.	2,250,000	225,000

Total:	4,500,000	450,000

SCHEDULE III

Company	Jurisdiction of Organization
Lumigen, Inc	United States

SCHEDULE IV

FINAL TERM SHEET

Beckman Coulter, Inc.

$238,500,000

4,500,000 Shares of Common Stock

Issuer:	Beckman Coulter, Inc.

Symbol:	BEC (New York Stock Exchange)

Size:	$238,500,000

Shares offered:	4,500,000 shares

Greenshoe offered:	450,000 shares

Price to public:	$53.00 per share

Trade date:	May 19, 2009

Closing date:	May 26, 2009

CUSIP No.:	075811109

Underwriters:	Morgan Stanley & Co. Incorporated Goldman, Sachs & Co. Citigroup Global Markets Inc. J.P. Morgan Securities Inc.

A copy of the final prospectus relating to the offering may be obtained by contacting [—].

EXHIBIT A

FORM OF LOCK-UP LETTER

May 19, 2009

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

and

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

As Representatives of

the several Underwriters named

in Schedule I to the Underwriting Agreement

referred to below

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Goldman, Sachs & Co. (“Goldman Sachs”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Beckman Coulter, Inc., a Delaware corporation (the “Company”), in connection with the letter agreement to be entered into between the Company and Morgan Stanley & Co. International plc, acting through Morgan Stanley as agent and the letter agreement to be entered into between the Company and Goldman Sachs, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Goldman Sachs (the “Underwriters”), of shares of the Common Stock, par value $0.10 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer pursuant to clause (b), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (c) transfers of shares of Common Stock or any security convertible into Common Stock on death, by will or intestacy, (d) dispositions to the undersigned’s immediate family or to any trust, partnership or other entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or which entities are wholly owned by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (d), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (e) the exercise of any stock options on a “cashless” or “net exercise” basis; provided that the shares of Common Stock acquired upon such exercise shall be subject to the restrictions set forth herein, (f) transfers or sales by the undersigned and all other persons subject to a lock-up letter entered into in connection with the Public Offering of up to an aggregate of 500,000 shares of Common Stock or any security convertible into Common Stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) that has been entered into prior to the date of this agreement or (g) the entry by the undersigned into a new 10b5-1 Plan after the date of this agreement (a “New 10b5-1 Plan”); provided that any such New 10b5-1 Plan does not permit transfers or sales of Common Stock, and no transfers or sales of Common Stock pursuant to such plan occur, prior to the expiration of the restricted period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If (i) the Public Offering has not been consummated by June 30, 2009 or (ii) the Underwriting Agreement is terminated pursuant to its terms, this agreement shall automatically terminate and the undersigned shall be released from its obligations hereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an

Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

ANNEX A-1

OPINION OF LATHAM & WATKINS LLP,

COUNSEL FOR THE COMPANY

1. The Company is a corporation under the general corporation law of the State of Delaware (“DGCL”) with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the following States: California, Florida, Kentucky and Minnesota.

2. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3. Each of the Forward Agreements has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4. The Shares, if any, to be issued and sold by the Company to the Underwriter pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, if issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights on the date hereof arising from the Company’s certificate of incorporation and bylaws

5. The Shares, if any, to be issued and sold by the Company to the Forward Counterparties pursuant to the Forward Agreements have been duly authorized by all necessary corporate action of the Company and, if issued to and paid for by the Forward Counterparties in accordance with the terms of the Forward Agreements, will be validly issued, fully paid and nonassessable and free of preemptive rights on the date hereof arising from the Company’s certificate of incorporation and bylaws.

6. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on May [    ], 2009, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the specified issuer free writing prospectuses have been filed in accordance with Rule 433(d) under the Act.

7. The Registration Statement as of the date of the Prospectus, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the

Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

8. The statements in the Preliminary Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Shares (other than the number of shares outstanding), are accurate descriptions or summaries in all material respects.

9. The execution and delivery of the Underwriting Agreement, the Forward Agreements and the issuance and sale of the Shares by the Company pursuant to the Forward Agreements do not on the date hereof:

(i) violate the Company’s certificate of incorporation or bylaws; or

(ii) result in the breach of or a default under any of the agreements identified as an exhibit to such opinion or court or other governmental orders, writs, judgments or decrees specifically directed to the Company that were identified to us by an officer of the Company as material to the Company; or

(iii) violate any federal statute, rule or regulation or provision of the DGCL applicable to the Company; or

(iv) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal statute, rule or regulation or provision of the DGCL applicable to the Company on or prior to the date hereof that have not been obtained or made.

We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, the Bank Holding Company Act and other bank regulations, compliance with fiduciary duty requirements, margin regulations, NYSE or FINRA rules, pension and employee benefit laws, usury laws and environmental laws (without limiting other laws excluded by customary practice).

10. The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11. Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences for non-U.S. Holders of Our Common Stock,”

insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

In addition, such counsel shall provide a statement to the effect that such counsel has participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company and representatives of the Underwriters, during which the contents of the Registration Statement, the Preliminary Prospectus, any specified issuer free writing prospectus and the Prospectus (and portions of certain of the documents incorporated therein) and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, any specified issuer free writing prospectus, the Prospectus or the documents incorporated therein and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel’s attention that caused them to believe that:

(i) the Registration Statement, as of the date of the Prospectus, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the documents incorporated therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading;

(ii) the Preliminary Prospectus, as of the Time of Sale (together with the documents incorporated therein at that date and any specified issuer free writing prospectus) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus, as of its date or as of the Time of Sale (together with the documents incorporated therein at that date), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, any specified issuer free writing prospectus, the Prospectus, the documents incorporated by reference therein or any Form T-1.

ANNEX A-2

OPINION OF ARNOLD A. PINKSTON,

GENERAL COUNSEL FOR THE COMPANY

After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Time of Sale Prospectus and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement or the Forward Agreements, or to consummate the transactions contemplated by the Time of Sale Prospectus.

ANNEX A-3

IN-HOUSE INTELLECTUAL PROPERTY OPINION

A. To my knowledge, the Company owns or possesses, or can acquire on reasonable terms, all material intellectual property currently employed by it in connection with the business now operated by it, and the Company has not received any notice of infringement of, or conflict with, asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B. To my knowledge, no third party is infringing or misappropriating any intellectual property right owned or licensed by the Company or its subsidiaries except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

ANNEX A-4

FORM OF AGREED-UPON PROCEDURES LETTER

See attached

ANNEX B

FORM OF ADDITIONAL FORWARD AGREEMENT

See attached